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                                   Exhibit H
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Joint Filing Agreement pursuant to Rule 13d-1(k)(1)(iii) under the Securities
Exchange Act of 1934, as amended.

     Each of the undersigned hereby agrees to be included in the filing of the
Schedule 13D dated January 10, 2000 with respect to the issued and outstanding Common Stock of Ridgewood Hotels, Inc. beneficially owned by each of the undersigned, respectively.

Dated January 20, 2000


                              Fountainhead Development Corp, Inc.

                              By: /s/ Henk H. Evers
                                  -------------------------------------
                              Name:   Henk H. Evers
                                      ---------------------------------
                              Its: Chief Executive Officer
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                              Fountainhead Holdings, Ltd.

                              By:    /s/ Donald E. Panoz
                                  -------------------------------------
                              Name:      Donald E. Panoz
                                     ----------------------------------
                              Its: Chairman
                                   ------------------------------------


                                  /s/ Donald E. Panoz
                                  -------------------------------------
                                      Donald E. Panoz


                                  /s/ Nancy C. Panoz
                                  -------------------------------------
                                      Nancy C. Panoz